Exhibit 10.16

John J. Legere

{Address 1}

{Address 2}

{City}, {State}, {Zip}

Global ID:

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of             , 200    , is made by and between Global Crossing Limited (formerly known as GC Acquisition Ltd.), hereinafter referred to as the “Company”, and John J. Legere, an employee of the Company or a Subsidiary of the Company, hereinafter referred to as “Optionee”.

ARTICLE I

INCORPORATION OF THE PLAN BY REFERENCE; DEFINITIONS

The terms of the 2003 Global Crossing Limited Stock Incentive Plan, as amended from time to time (the “Plan”), are hereby incorporated by reference. Except as otherwise defined in this Agreement, capitalized terms used herein shall have the meanings assigned in the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Common Stock

“Common Stock” shall mean the Company’s Common Shares, par value of $.01 per share.

Section 1.2 - Grant Date

“Grant Date” shall mean the date on which the Options provided for in this Agreement were granted,             , 200    .

Section 1.3 – Vesting Start Date

“Vesting Start Date” shall mean             , 200_.

Section 1.4 - Options

“Options” shall mean the non-qualified options to purchase Common Stock granted under this Agreement totaling              shares.

Section 1.5 – Exercise Price

The exercise price of the shares of stock covered by the Options granted hereunder shall be $             per share.

ARTICLE II

GRANT OF OPTIONS

Section 2.1 - Grant of Options

The Company grants to the Optionee Options representing the right to acquire shares of Common Stock.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Options

(a) Subject to Sections 3.2 and 3.3, the Options will become exercisable with respect to one-third of the shares subject thereto on the first anniversary of the Vesting Start Date.

(b) Subject to Sections 3.2 and 3.3, the Options will become exercisable with respect to an additional one-third of the shares subject thereto on the second anniversary of the Vesting Start Date.

(c) Subject to Sections 3.2 and 3.3, the Options will become exercisable with respect to the remaining one-third of the shares subject thereto on the third anniversary of the Vesting Start Date.

(d) Subject to Sections 3.2 and 3.3, all outstanding Options shall immediately become exercisable in the event of a Change in Control.

(e) Subject to Section 3.2, all outstanding Options shall immediately become exercisable in the event of termination of the Optionee’s employment due to “death,” “Disability,” “Termination other than for Cause” or “Resignation for Good Reason” (with such quoted terms being defined in and determined in accordance with the Employment Agreement made as of December 9, 2003 between the Company and the Optionee) (collectively, “Full Option Vesting and Extended Exercise Events”).

Section 3.2 - Expiration of Options

The Options may not be exercised to any extent by the Optionee after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date; or

(b) Twelve months after the date of the Optionee’s termination of employment due to any Full Option Vesting and Extended Exercise Event; or

(c) Ninety (90) days after the date of the Optionee’s termination of employment for any reason other than (i) a Full Option Vesting and Extended Exercise Event or (ii) a “Termination for Cause” (with such quoted term being defined in and determined in accordance with the Employment Agreement made as of December 9, 2003 between the Company and the Optionee); or

(d) Immediately upon a “Termination for Cause” (with such quoted term being defined in and determined in accordance with the Employment Agreement made as of December 9, 2003 between the Company and the Optionee); or

(e) Subject to Section 3.2(b), if the Committee so determines pursuant to Section 9 of the Plan, on the effective date of either the merger or consolidation of the Company into another Person, a Change in Control, or the recapitalization, reclassification, liquidation or dissolution of the Company; provided that at least thirty (30) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event and an opportunity to exercise the Option, if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.

Section 3.3 - Effect of Termination of Employment

All unexercisable Options granted hereunder shall terminate upon the Optionee’s termination of employment for any reason other than a Full Option Vesting and Extended Exercise Event.

Section 3.4 - No Right to Employment, Consultation or Board Membership

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continued employment, consultation or Board membership for the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate any such affiliation of the Optionee at any time for any reason whatsoever.

Section 3.5 – No Entitlement

The award of the Options does not entitle the Optionee to any future award of options. Any benefits granted under this Agreement and the Plan are not part of the Optionee’s ordinary salary, and shall not be considered as part of such salary in calculating any overtime or in determining any severance or redundancy payment.

ARTICLE IV

EXERCISE OF OPTIONS

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Optionee, only he or she may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the executor or administrator of the Optionee’s estate or by any person or persons empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise and Periods of Unexercisability

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3 - Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his designee all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) Full payment for the shares with respect to which such Option or portion thereof is exercised at the election of the Optionee (i) in cash or (ii) with the consent of the Committee and subject to satisfaction of such requirements as may be imposed by the Committee in its sole discretion, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased;

(c) If there is no effective registration statement under the Securities Act of 1933 with respect to the Option and shares issuable upon exercise of the Option, a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his or her own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended

(the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that (i) the Committee may, in its absolute discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations and (ii) nothing in this Section 4.3 or elsewhere in this Agreement shall in any way derogate from the Company’s obligations under Exhibit A to the Employment Agreement made as of December 9, 2003 between the Company and the Optionee to file and keep effective registration statements relating to stock options granted to the Optionee;

(d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

If there is no effective registration statement under the Act respect to the Option and shares issuable upon exercise of the Option, without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on such an exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4 - Rights as Shareholder

The holder of an Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until such shares shall have been issued by the Company to such holder.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

GLOBAL CROSSING LIMITED,
a Bermuda corporation
Name:	José Antonio Ríos
Title:	International President & Chief Administrative Officer

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